Exhibit 99.1

Harbor Custom Development, Inc. Signs Purchase and Sale Agreement for 9.6 Acres Designated for 144 Unit Multi-Family Rental Project

Gig Harbor, Washington , Sept. 22, 2020 (GLOBE NEWSWIRE) — Harbor Custom Development, Inc. (“Harbor” or the “Company”), (NASDAQ: HCDI), an innovative and market leading real estate company involved in all aspects of the land development cycle, today announced that it has entered into a purchase and sale agreement for the acquisition of 9.6 acres of land in Port Orchard, Washington for a price of $1.44M. The purchase is expected to close on or before June 1, 2021, contingent upon permit approval.

The property, approximately a twenty-minute drive to Tacoma, and ten minutes to the fast ferry terminal to Seattle’s Central Business District, is earmarked by Harbor as a joint venture for the development of a 144-unit multi-family garden style apartment complex featuring studio, one - and two-bedroom units with diversified floor plans. It will be Harbor’s initial entry into the Port Orchard rental market. Port Orchard, which is located in Kitsap’s County, has seen a 60% increase in its population from 2009 to 2018 and, as a result, demand for apartment rentals has increased substantially during the period.

Sterling Griffin, President and CEO of Harbor, stated, “Port Orchard represents an ideal location for Harbor to increase our footprint in Kitsap County and address the growing need for multi-family rental product. Very little rental inventory has been created over the last nine years in Port Orchard resulting in a severely underserved market. We believe these units will become a partial solution to the current market imbalance. Driving recurring revenue to our bottom line through the development and construction of 100+ unit multi-family assets is a core fundamental in our business plan and clearly differentiates us from other publicly traded single family home builders.”

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home building, marketing, sales, and management of various residential projects in Western Washington’s Puget Sound region. Harbor has active or recently sold out residential communities in Gig Harbor, Bremerton, Silverdale, Bainbridge Island, and Allyn in the state of Washington. Harbor Custom Development’s business strategy is to acquire and develop land strategically, based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on real estate within target markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and increasing populations. For more information on Harbor Custom Development, Inc., please visit www.harborcustomdev.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations

Hanover International

IR@harborcustomdev.com

866-744-0974